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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF CONEXANT SYSTEMS, INC.


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                                                STATE OR OTHER JURISDICTION
SUBSIDIARY                                         OF INCORPORATION OR ORGANIZATION
Applied Telecom, Inc.                           Delaware
Brooktree Corporation                           California
Brooktree Worldwide Sales Corporation           California
Conexant Systems, Inc.                          Nevada
Conexant Systems Worldwide, Inc.                Delaware
Conexant Spinco, Inc.                           Delaware
DeviceGuys, Inc.                                Washington
HotRail, Inc.                                   California
Istari Design, Inc.                             California
Maker Communications, Inc.                      Delaware
NetPlane Systems, Inc.                          Massachusetts
Sierra Imaging, Inc.                            California
Brooktree International Ltd.                    Cayman Islands
Brooktree Technologies Ltd.                     Cayman Islands
Conexant Digital Infotainment Limited           United Kingdom
Conexant Foreign Sales Corporation              Barbados
Conexant Systems Asia Pacific Ltd.              Hong Kong, People's Republic of China
Conexant Systems France S.A.S.                  France
Conexant Systems Germany G.m.b.H.               Germany
Conexant Systems Holdings Limited               United Kingdom
Conexant Systems Iceland Ehf. (Ltd.)            Iceland
Conexant Systems Israel (1996) Ltd.             Israel
Conexant Systems Israel Commercial Ltd.         Israel
Conexant Systems Japan Company Ltd.             Japan
Conexant Systems Korea Ltd.                     Korea
Conexant Systems S.A. de C.V.                   Mexico
Conexant Systems Scandinavia AB                 Sweden
Conexant Systems Singapore Pte. Limited         Singapore
Conexant Systems Taiwan Co., Ltd.               Taiwan
Conexant Systems UK Limited                     United Kingdom
Microcosm Communications Limited                United Kingdom
Novanet Semiconductor Ltd.                      Israel
Philsar Semiconductor Inc.                      Canada
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